SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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[  __ ]     Confidential, for Use of the Commission Only (as permitted by Rule

               14c-5(d)(2))

[  __ ]     Definitive Information Statement

EPIC FINANCIAL CORPORATION

(Name of Registrant as Specified in Charter)

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1)

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EPIC FINANCIAL CORPORATION

7080 NO. WHITNEY AVENUE

SUITE 101

FRESNO, CA 93720

NOTICE OF ACTIONS TAKEN BY WRITTEN CONSENT

OF MAJORITY OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

Please be advised that a majority of the holders of stock entitled to be voted have by written consent on ________________ acted upon and approved the following proposal, as described in the accompanying Information Statement:

1.  Amend the Company’s Articles of Incorporation to increase by 480,000,000 shares from 20,000,000 shares to 500,000,000 shares, the number of shares of the Company’s authorized common stock.

2.     Grant the Board of Directors the discretionary authority to effectuate up to a 1- for-20 reverse split of the Company’s Common Stock.

1.

Ratify the adoption of the Company’s 2004 Supplemental Stock Incentive Plan.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION STATEMENT

INTRODUCTION

This information statement is being mailed or otherwise furnished to Stockholders of Epic Financial Corporation, a Nevada corporation (the “Company”) to advise them of certain actions taken by a majority of the holders of Common Stock entitled to be voted.  Such actions were taken by written consent on _________________, 2004.

This information statement is being first sent to Stockholders on or about ___________, 2004.

ACTIONS TAKEN BY WRITTEN CONSENT

The following actions were taken by a majority of the holders of Common Stock entitled to be voted.  Such actions were taken by written consent on ________________, 2004, (the “Proposal”):

1. Amend the Company’s Articles of Incorporation to increase by 480,000,000 shares from 20,000,000 shares to 500,000,000 shares, the number of shares of the Company’s authorized common stock.

2. Grant the Board of Directors the discretionary authority to effectuate up to a 1- for-20 reverse split of the Company’s Common Stock within one hundred eighty (180) days following September 28, 2004, the date on which the Board of Directors adopted the resolution which is the subject of this action as set forth in the Proposal.

3. Ratify the adoption of the Company’s 2004 Supplemental Stock Incentive Plan.

VOTE REQUIRED

The vote which was required to approve the above Proposal was the affirmative vote of the  holders of a majority of the Company's voting stock. Each holder of Common Stock is entitled to one (1) vote for each share held.

The record date for purposes of determining the number of outstanding shares of voting Stock of the Company, and for determining Stockholders entitled to vote, was the close of business on September 29, 2004 (the “Record Date”), the business day after the Board of Directors of the Company adopted the resolution approving and recommending Proposal.  As of the Record Date, the Company had outstanding 17,519,122 shares of Common Stock.  Holders of the shares have no preemptive rights.  All outstanding shares are fully paid and nonassessable.  The transfer agent for the Common Stock is Pacific Stock Transfer Company, 500 Warm Springs Road, Suite 240, Las Vegas, NV 89119, telephone  (702) 361-3033.

VOTE  OBTAINED  -  SECTION  78.320  NEVADA  REVISED  STATUTES

Section 78.320 of the Nevada Revised Statutes (the “Nevada Law”) provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.

Pursuant to Section 78.390 of the Nevada Revised Statutes, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend the Articles of Incorporation or to approve a reverse split of Common Stock of the Company.  In order to eliminate the costs and management time involved in having a special meeting of Stockholders and obtaining proxies and in order to effect the Proposals as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did  in fact obtain, the written consent of the holders of a majority of the voting power of the Company.

Pursuant to Section 78.370 of the Nevada Revised Statutes, the Company is required to provide prompt notice of the taking of the corporate action without a meeting of the Stockholders of record who have not consented in writing to such action.  This Information Statement is intended to provide such notice.  No dissenters' or appraisal rights under the Nevada Law are afforded to the Company's Stockholders as a result of the approval of the Proposal.

PROPOSAL ONE

AMEND THE COMPANY’S ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED

On September 28, 2004, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's Common Stock for action by written consent the proposed amendment to Article 4 of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 500,000,000.  A copy of the proposed amendment has been attached hereto as Exhibit A.

Purpose and Effect of the Amendment

In the opinion of the Company's Board of Directors, the additional authorized shares of Common Stock will benefit the company by providing flexibility to the Board of Directors, without requiring further action or authorization by the stockholders (except as may be required by applicable law or stock exchange requirements) to issue additional shares of Common Stock from time to time to respond to business needs and opportunities as they arise, or for other proper corporate purposes. These needs, opportunities and purposes might include, for example obtaining capital funds through public and private offerings of shares of Common Stock or securities convertible into shares of Common Stock and using shares of Common Stock in connection with structuring possible acquisitions of businesses and assets. Additionally, the Board of Directors, in its discretion, could in the future declare stock splits or stock dividends or, subject to stockholder approval, increase, establish or extend stock option or stock award plans. The Company may evaluate potential acquisitions from time to time. No stock splits, dividends or other actions requiring the availability of the additional authorized shares of Common Stock are currently planned.

Increasing the number of authorized share of Common Stock will not have any immediate effect on the rights of current stockholders. However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future stockholder approval of those issuances (except as may be required by applicable law or stock exchange requirements). If the Board of Directors determines that an issuance of shares of the Company's Common Stock is in the best interests of the Company and its Stockholders, the issuance of additional shares could have the effect of diluting the earning per share or the book value per share of the outstanding shares of Common Stock or the stock ownership or voting rights of a stockholder. The holders of the Company's Common Stock have no preemptive right to purchase any of the additional shares of Common Stock when issued.

Potential Anti-Takeover Effect

The increase in the number of authorized shares of Common Stock and the subsequent issuance of all or a portion of those shares could have the effect of delaying or preventing a change of control of the Company without further action by the stockholders. Subject to applicable law and stock exchange requirements, the Company could issue shares of authorized and unissued Common Stock in one more transaction that would make a change of the control of the Company more difficult and therefore less likely. Any issuance of additional shares could have the effect of diluting the earnings per share and book value per share of the outstanding shares of Common Stock or the stock ownership and voting rights of a person seeking to obtain control of the Company. The Company is not aware of any pending or proposed transaction involving a change of control of the Company. The Company has conducted preliminary discussions with several corporations regarding an acquisition however no definitive agreements have been entered into.

PROPOSAL TWO

GRANT THE BOARD OF DIRECTORS THE DISCRETIONARY AUTHORITY TO  EFFECTUATE A REVERSE SPLIT OF COMPANY'S COMMON STOCK

On September 28, 2004, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's Common Stock for action by written consent the proposal to have the stockholders grant to the Board of Directors the discretionary authority to effectuate up to a 1 - for - 20 (1:20) reverse split of the Company's Common Stock, provided that any such action by the Board of Directors to effectuate such a reverse split must to approved by the Board of Directors within the period ending one hundred eighty (180) days following September 28, 2004.

The Board of Directors believes that it is advisable and in the Company's best interests to that the Board of Directors be given the authority to effectuate up to a 1 - for - 20 reverse split of the Company's Common Stock for several reasons.  One reason is that such a reverse split would increase the price of the Company's traded Common Stock, which the Board believes would foster confidence in the Company and assist it in obtaining financing on more favorable terms than otherwise might be available

Another projected benefit of the reverse split would be a very substantial reduction in the transaction costs associated with trading in the Company's Common Stock.   In most cases, trading costs include both "brokers" trading commissions and the "indirect cost" of  "dealer markup," that  is, the difference between the buying and selling prices of dealers in a given stock (the "bid-ask spread").

Further, the Board of Directors believes that the reduction in the number of common shares outstanding, without any corresponding material alteration in the economic composition of the Company or the relative interests of the securities holders would, thus, likely enhance the public and institutional perception of the Company's Common Stock and thus increase investor interest. However, no assurance can be given that the market price of the Common Stock will increase in direct proportion to the ratio of the reverse split.  A failure of the stock's trading price to completely  reflect the mathematics of a reverse split would result in a reduction in the market value of the  Company's securities, but, on the other hand, it is no less likely that the reverse split may result in a disproportionately increased value of the market value of the Company's Common Stock.

There can be no assurance that the total market capitalization of the Common Stock after a reverse split will be equal to the total market capitalization before the reverse split or that the market price following the reverse split will either exceed or remain in excess of the current market price.

Potential Effects of the Reverse Stock Split

Pursuant to any such Reverse Stock Split, each holder of shares of our Common Stock (the "Old Common Stock") immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer share of our Common Stock (the "New Common Stock") after consummation of  the Reverse Stock Split.  Although the Reverse Stock Split, will not, by itself, impact our assets or properties, the Reverse Stock Split could result in a decrease in the aggregate market value of our equity capital.  The Reverse Stock Split will not result in some Stockholders owning "odd-lots." No fractional shares shall be issued as a result of such recombination and that this corporation shall make a cash payment to each person or entity, who, as of the effective date of this recombination was a record holder of shares of this corporation’s common stock, and who, as a direct result of such recombination, otherwise would have been entitled to receive a fractional share of common stock, such cash payment to be an amount equivalent to the product of such fractional share multiplied by the average of the closing bid prices and closing ask prices for this corporation’s common stock on the OTC Bulletin Board during each of the ninety (90) consecutive trading days that immediately preceded the effective date of such recombination; provided, however, that this corporation need not tender any such cash payment to any such holder whose entitlement to such payment would have been less than fifty cents ($.50);

All outstanding options, warrants, rights and convertible securities would be appropriately adjusted for a Reverse Stock Split automatically on the effective date of a Reverse Stock Split.  A  Reverse Stock Split would affect all Stockholders equally and would not affect any Stockholder's proportionate equity interest in us.  None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock or securities convertible into Common Stock would be affected by a Reverse Stock Split.   Following a Reverse Stock Split, each share of New Common Stock would entitle the holder thereof to one vote per share and would otherwise be identical to one share of the Old Common Stock.

We are currently authorized to issue a maximum of 20,000,000 shares of Common Stock, but are increasing that number to 500,000,000, as discussed above.  Although the number of authorized shares of Common Stock would not change as a result of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding would be reduced to a number that would be approximately equal to (a)  the  number of shares of Common Stock issued and  outstanding immediately prior to the effectiveness of a Reverse Stock Split, divided by (b) the appropriate number in accordance with the ratio of the Reverse Stock Split.  With the exception of the number of shares issued and outstanding, the rights and preference of the shares of Common Stock prior and subsequent to the Reverse Stock Split would remain the same.  It is not anticipated that our financial condition, the percentage ownership of management, the number of our Stockholders or any aspect of our business would materially change as a result of a Reverse Stock Split.   Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act.  A Reverse Stock Split would not be the first step in, and would not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act.   Additionally, a Reverse Stock Split would not affect the registration of our Common Stock under the Exchange Act as we would continue to be subject to the Exchange Act's periodic reporting requirements.

Increase of Shares of Common Stock Available for Future Issuance

As a result of a Reverse Stock Split, there will be a reduction in the number of shares of our Common Stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after a Reverse Stock Split (the "Increased Available Shares").  The Increased Available Shares would be used for any proper corporate purpose approved by the Board including, among others, future financing transactions.

Effectiveness of Reverse Stock Split

Commencing on the date of a Reverse Stock Split, each Old Common Stock certificate would be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common  Stock  resulting from a Reverse Stock Split.  As soon as practicable after the filing date, Stockholders would be notified as to the effectiveness of the Reverse Stock Split and instructed as to how and when to surrender their certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock and to receive cash in lieu of fractional shares, if applicable.  We intend to use Pacific Stock Transfer Company as our exchange agent in effecting the exchange of certificates and payment of cash in lieu of fractional shares following the effectiveness of any such Reverse Stock Split.

PROPOSAL THREE

RATIFY THE ADOPTION OF THE COMPANY’S

2004 SUPPLEMENTAL STOCK INCENTIVE PLAN

On August 19, 2004, the Board of Directors of the Company approved and adopted the Company’s 2004 Supplemental Stock Incentive Plan (the “Plan”).  It also declared it advisable and in the Company's best interests and directed that the Plan be submitted to the holders of a majority of the Company's Common Stock for approval, ratification and adoption by written consent.  A copy of the Plan is attached hereto as Exhibit B.  On August 20, 2004, the 6,500,000 shares of the Company’s Common Stock authorized by the Plan were registered with the Securities and Exchange Commission by means of a Registration Statement on Form S-8.  The Registration Statement became effective on August 20, 2004.

By order of the Board of Directors, at Fresno, California on _________________, 2004.

__________________

Rodney R. Ray

President

EXHIBIT A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.

Name of Corporation:  Epic Financial Corporation

2.

The articles have been amended as follows (provide article numbers, if available):

Article 4 is amended to read as follows:

4.

Authorized Shares: The aggregate number of shares which the corporation shall have authority to issue shall consist of 500,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

3.

The vote by which the Stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ______________.*

4.

Officer Signature (Required):

________________________

Rodney R. Ray

President and Acting Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

EXHIBIT B

EPIC FINANCIAL CORPORATION

2004 SUPPLEMENTAL STOCK INCENTIVE PLAN

SECTION 1. General Purpose of the Plan; Definitions.

The name of the plan is the EPIC FINANCIAL CORPORATION 2004 SUPPLEMENTAL STOCK INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to encourage and enable officers, directors, and employees of Epic Financial Corporation (the "Company") and its Subsidiaries and other persons to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

"Award" or "Awards", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.

"Board" means the Board of Directors of the Company.

"Cause" means (i) any material breach by the participant of any agreement to which the participant and the Company are both parties, and (ii) any act or omission justifying termination of the participant's employment for cause, as determined by the Committee.

"Change of Control" shall have the meaning set forth in Section 15.

"Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

"Conditioned Stock Award" means an Award granted pursuant to Section 6.

"Committee" shall have the meaning set forth in Section 2.

"Disability" means disability as set forth in Section 22(e)(3) of the Code.

"Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 17.

"Eligible Person" shall have the meaning set forth in Section 4.

"Fair Market Value" on any given date means the price per share of the Stock on such date as reported by a nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, as reported by NASDAQ, or, if the Stock is not quoted on NASDAQ, the fair market value of the Stock as determined by the Committee.

"Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

"Non-Statutory Stock Option" means any Stock Option that is not an Incentive Stock Option.

"Normal Retirement" means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

"Outside Director" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. "Outside Director" shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

"Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

"Performance Share Award" means an Award granted pursuant to Section 8.

"Stock" means the Common Stock, no par value, of the Company, subject to adjustments pursuant to Section 3.

"Stock Appreciation Right" means an Award granted pursuant to Section 9.

"Subsidiary" means a subsidiary as defined in Section 424 of the Code.

"Unrestricted Stock Award" means Awards granted pursuant to Section 7.

SECTION 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee.  The Plan shall be administered by either by (i) a committee of the Board consisting of not less than two Directors (the "Committee"), or (ii) in the absence of a committee, the Board of Directors may act as the Committee at any time . Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof. The Board may establish an additional single-member committee (consisting of an executive officer) that shall have the power and authority to grant Awards to non-executive officers and to make all other determinations under the Plan with respect thereto.

(b) Powers of Committee.  The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

 (i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant's consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(b), to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised;

(vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3. Shares Issuable under the Plan; Mergers; Substitution.

(a) Shares Issuable.  The maximum number of shares of Stock with respect to which Awards (including Stock Appreciation Rights) may be granted under the Plan shall be Six Million, Five Hundred Thousand (6,500,000); such number to supplement, and not to replace, any prior plans authorized by the Corporation's board of directors. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b) Stock Dividends, Mergers, etc.  In the event that after approval of the Plan by the directors of the Company in accordance with Section 17, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Section 3(a) and Section 3(b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 15.

(c) Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another Corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing Corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing Corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 3(a).

SECTION 4. Eligibility.

Awards may be granted to officers, directors, and employees of and consultants and advisers to the Company or its Subsidiaries ("Eligible Persons").

SECTION 5. Stock Options.

The Committee may grant to Eligible Persons options to purchase stock.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the earlier of (i) the date of adoption of the Plan by the Board, or (ii) the date on which the Plan is ratified by the stockholders as set forth in Section 17.

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 13 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent Corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

(b) Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent Corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Shareholder.  Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise.  Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

 (i) In cash or by certified or bank check or other instrument acceptable to the Committee;

(ii) If permitted by the Committee, in its discretion, in the form of shares of Stock that are not then subject to restrictions and that have been owned by the optionee for a period of at least six months. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iv) By any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options.  Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

(f) Annual Limit on Incentive Stock Options.  To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other Plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(g) Form of Settlement.  Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

SECTION 6. Restricted Stock Awards.

(a) Nature of Restricted Stock Award.  The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"), including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Shareholder.  Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

(e) Vesting of Restricted Stock.  The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such preestablished performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

(f) Waiver, Deferral and Reinvestment of Dividends.  The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7. Unrestricted Stock Awards.

(a) Grant or Sale of Unrestricted Stock.  The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan ("Unrestricted Stock") at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Restrictions on Transfers.  The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8. Performance Share Awards.

(a) Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares.

SECTION 9. Stock Appreciation Rights.

The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person (i) alone, or (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto. A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the "Request"), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Stock and cash, as specified in the Request (but subject to the approval of the Committee in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. Notwithstanding the foregoing, the Committee may specify at the time of grant of any Stock Appreciation Right that such Stock Appreciation Right may be exercisable solely for cash and not for Stock.

SECTION 10. Termination of Stock Options and Stock Appreciation Rights.

(a) Incentive Stock Options:

 (i) Termination by Death. If any participant's employment by the Company and its Subsidiaries terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of two (2) years (or such other period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability or Normal Retirement.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one (1) year (or such other period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such other period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C) The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability or Normal Retirement.

(D) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 10(a)(ii) for the exercise of an Incentive Stock Option shall extend such period for two (2) years from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(iii) Termination for Cause. If any participant's employment by the Company and its Subsidiaries has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for ninety (90) days (or such other period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options and Stock Appreciation Rights.  Any Non-Statutory Stock Option or Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 11. Tax Withholding.

(a) Payment by Participant.  Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares.  A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock owned by the participant for a period of at least six months and with an aggregate Fair Market Value (as of the date the minimum withholding is effected) that would satisfy the withholding amount due.

SECTION 12. Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

 (i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13. Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by the directors of the Company, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code.

SECTION 14. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15. Change of Control Provisions.

Upon the occurrence of a Change of Control as defined in this Section 15:

 (i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Restricted Stock Award, Performance Share Award or Stock Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee; or

(iii) each outstanding Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

(b) "Change of Control"  shall mean the occurrence of any one of the following events:

 (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit Plan of the Company, or any Corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

(ii) the stockholders of the Company approve a merger or consolidation of the Company with any other Corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the stockholders of the Company approve a Plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

SECTION 16. General Provisions.

(a) No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates.  Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 17. Effective Date of Plan.

The Plan shall become effective upon approval by the board of directors of the Company; however, no Incentive Stock Option shall be granted unless and until the Plan is ratified at a meeting of the stockholders of the Company.

SECTION 18. Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Nevada without regard to its principles of conflicts of laws.